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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 of our report dated May 1, 1998, on our audits of the consolidated financial statements of IXYS Corporation and Subsidiary. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California

July 6, 1998